UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 16, 2005
THE HILLMAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)
10590 Hamilton Avenue, Cincinnati, Ohio 45231
(Address of principal executive offices and zip code)
(Registrant’s telephone number, including area code) (513) 851-4900
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW
     On August 11, 2005, management and the Audit Committee discussed the issues regarding the Company’s method of accounting for the recognition of revenue. The Company’s standard shipping terms are FOB shipping point and historically revenue was recognized upon shipment. However, under the provisions of Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements, revenue should not be recognized until title and risk of loss have transferred. Risk of loss is not deemed to have been transferred if the seller arranges for shipment and bears responsibility for filing freight claims on lost or damaged shipments. Accordingly, revenue should not be recognized by the Company until products are received by the customer or risk of loss has transferred. The Audit Committee concurred with management’s assessment that the Company’s accounting for revenue recognition was incorrect and that the Company’s previously issued audited consolidated financial statements for fiscal 2002, 2003 and 2004 and the unaudited quarterly data for 2003 and 2004 should be restated. Management and the Audit Committee also discussed the matter with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.
     Because the Company’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2005 (the “10-Q”) was due August 15, 2005, management recommended filing a Form 12b-25 with the Securities and Exchange Commission for a five-day extension on the due date of the 10-Q in order to give management time to incorporate the correct accounting for these items into the 10-Q. The Audit Committee concurred with management’s recommendation. On August 16, 2005, the Company filed the Form 12b-25 to report the filing extension.
      Based on the definition of “material weakness” in the Public Company Accounting Oversight Board’s Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction With an Audit of Financial Statements, restatement of financial statements in prior filings with the SEC is a strong indicator of the existence of a “material weakness” in the design or operation of internal control over financial reporting. As a result of the restatement, the Company concluded that it did not maintain effective controls over the selection of accounting policies and that a material weakness existed in the Company’s internal control over financial reporting, and disclosed this to the Audit Committee and to the independent registered public accountants.
     As a result of the Company’s determination to restate its consolidated financial statements as discussed above, the financial statements in the Company’s Annual Report on Form 10-K for fiscal 2004 and unaudited condensed consolidated interim financial statements for the second and third quarters of 2004 should no longer be relied upon. The Company will file a Form 10-K/A with restated consolidated financial statements. The effect of the restatement on previously reported net earnings is expected to be in a range of $272,000 net loss to $217,000 of net income in any annual or quarterly period. The Form 10-Q for the second quarter of 2005 will reflect the restated information for the corresponding quarter in fiscal 2004. The Company will not file a Form 10-Q/A to reflect the restatement for the third quarter of 2004 but will reflect the appropriate restatement adjustments in the Form 10-Q for the quarter ended September 30, 2005.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (a) Financial Statements of Businesses Acquired.
          Not applicable.
     (b) Pro Forma Financial Information.
          Not applicable.
     (c) Exhibits.
          None.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2005	THE HILLMAN COMPANIES, INC.
/s/ James P. Waters
James P. Waters
Chief Financial Officer